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                                                                     Exhibit 8.1



                         [Hunton & Williams Letterhead]



                                December 15, 2000



Union Planters Home Equity Corp.
7130 Goodlett Farms Parkway
Cordova, Tennessee  38018

Ladies and Gentlemen:

         We have acted as counsel to Union Planters Home Equity Corp., a Delaware corporation (the "Depositor") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Securities (as such term is defined in the Registration Statement) in one or more series (each, a "Series"). As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement") among the parties thereto, each to be identified in the prospectus supplement for such Series of Securities.

         We have examined the prospectus and forms of prospectus supplement related thereto contained in the Registration Statement (each, a "Prospectus") and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

         In arriving at the opinion expressed below, we have assumed that each Agreement will be duly authorized by all necessary corporate action on the part of the parties thereto for such Series of Securities and will be duly executed and delivered by the parties thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each Series of Securities will be duly executed and delivered in substantially the forms set forth in the related Agreement filed or incorporated by reference as an exhibit to the Registration Statement, that Securities will be sold as described in the Registration Statement, and that the parties to the transactions involving the issuance of Securities comply (without waiver) with all of the provisions of the related Agreements and other documents prepared and executed in connection with such transactions.

         Based on the foregoing, we adopt and confirm as our opinion, with respect to the income tax consequences related to the purchase, sale, ownership and disposition of the Securities, the disclosure appearing under the caption "Material Federal Income Tax Consequences" contained in the Prospectus forming a part of the Registration Statement.



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Union Planters Home Equity Corp.
December 15, 2000
Page 2




         Further, the discussion thereunder does not omit any material provision with respect to the tax matters covered. You should be aware that this opinion represents our conclusions as to the application of existing law to a transaction as described above. There can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

         This opinion is based on the facts and circumstances set forth in the Registration Statement and in other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Prospectuses contemplate Series of Securities with numerous different characteristics, you should be aware that the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams under the caption "Material Federal Income Tax Consequences" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

         No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Securities under the laws of any particular state.

                                                    Very truly yours,


                                                    /s/ Hunton & Williams


                                                    Hunton & Williams